As filed with the Securities and Exchange Commission on March 30, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PASITHEA THERAPEUTICS CORP.

(Exact name of registrant as specified in its charter)

Delaware	85-1591963
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

PASITHEA THERAPEUTICS CORP.

1111 Lincoln Road, Suite 500

Miami Beach, FL 33139

(Address of Principal Executive Offices) (Zip Code)

Pasithea Therapeutics Corp. 2021 Stock Incentive Plan

(Full title of the plan)

Dr. Tiago Reis Marques

Chief Executive Officer

1111 Lincoln Road

Suite 500

Miami Beach, FL 33139

(Name and address of agent for service)

Tel: (702) 514-4174

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

James O’Grady, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Tel: (212) 262-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Pasithea Therapeutics Corp. (the “Registrant”) for the purpose of registering additional shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”) under the Registrant’s 2021 Stock Incentive Plan (the “2021 Plan”). The number of shares of Common Stock available for grant and issuance under the 2021 Plan is subject to an automatic annual increase on January 1 of each year beginning on January 1, 2022 by an amount equal to 3% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year (the “Evergreen Provision”). On January 1, 2023, the number of shares of Common Stock available for grant and issuance under the 2021 Plan increased by 781,302 shares, to an aggregate of 2,747,785 shares. The Registrant previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) on September 21, 2022 (Registration No. 333-267535) (the “Original Registration Statement”) that registered 2,652,234 shares of Common Stock issuable under the 2021 Plan. This Registration Statement registers the 95,551 additional shares of common stock available for grant and issuance as of January 1, 2023 which were not covered by the Original Registration Statement.

Pursuant to General Instruction E of Form S-8, the contents of the Original Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated herein by this reference to the extent not replaced hereby.

PART I

Information Required in the Section 10(a) Prospectus

The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	the Company’s latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Exchange Act for the fiscal year ended December 31, 2022, as filed with the Commission on March 30, 2023;

(b)	the Company’s current reports on Form 8-K filed with the Commission on January 24, 2023 and March 10, 2023 (other than any portions thereof deemed furnished and not filed); and

(c)	the description of the Company’s common stock contained in the Registration Statement on Form 8-A (Registration No. 001-40804) filed with the Commission on September 13, 2021 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on March 30, 2023.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

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Item 8. Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed
		Form	File No.	Exhibit	Filing Date	Herewith
3.1	Amended & Restated Certificate of Incorporation of Pasithea Therapeutics Corp.	S-1	333-255205	3.1	4/13/2021

3.2	Amended & Restated Bylaws of Pasithea Therapeutics Corp.	10-K	001-40804	3.2	3/30/2023

4.1	Specimen Common Stock Certificate Evidencing the Shares of Common Stock	S-1/A	333- 255205	4.1	8/6/2021

4.2	2021 Stock Incentive Plan	S-1/A	333-255205	10.7	8/6/2021

5.1	Legal Opinion of Lowenstein Sandler LLP					X

23.1	Consent of Marcum LLP, Independent Registered Public Accounting Firm					X

23.2	Consent of Lowenstein Sandler LLP (filed as part of Exhibit 5.1)					X

24.1	Power of Attorney (contained on the signature page of this registration statement on Form S-8)					X

107.1	Filing Fee Table					X

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Miami Beach, Florida, on this March 30, 2023.

PASITHEA THERAPEUTICS CORP.

By:	/s/ Dr. Tiago Reis Marques
Dr. Tiago Reis Marques
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dr. Tiago Reis Marques and Daniel Schneiderman, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement, including any and all pre-effective and post-effective amendments and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Tiago Reis Marques	Chief Executive Officer and Director	March 30, 2023
Dr. Tiago Reis Marques	(Principal Executive Officer)

/s/ Daniel Schneiderman	Chief Financial Officer	March 30, 2023
Daniel Schneiderman	(Principal Financial and Accounting Officer)

/s/ Prof. Lawrence Steinman	Director	March 30, 2023
Prof. Lawrence Steinman

/s/ Simon Dumesnil	Director	March 30, 2023
Simon Dumesnil

/s/ Dr. Emer Leahy	Director	March 30, 2023
Dr. Emer Leahy

/s/ Alfred Novak	Director	March 30, 2023
Alfred Novak

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